UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2016 (February 22, 2016)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado  80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 25, 2016, National CineMedia, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal fourth quarter and year ended December 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On February 22, 2016, the Compensation Committee of the Board of Directors of the Company reviewed the 2015 performance-based bonus awards for the President of Sales and Marketing, the EVP and General Counsel, the EVP, Chief Operating Officer and Chief Technology Officer and the Interim Co-Chief Financial Officers to determine whether and to what extent the performance goals established by the Committee for 2015 had been achieved.  These cash bonus awards were granted pursuant to the Executive Performance Bonus Plan for executive officers adopted by the Compensation Committee on March 13, 2013 and approved by stockholders on May 1, 2013.

Executive Performance Bonus Plan

2015 Performance Bonus Award Measurement

The financial performance criteria and applicable weights for financial performance criteria for the 2015 performance-based cash bonuses for the 2015 fiscal year are as follows:

	Up to 100% of Target Bonus			Stretch Bonus (4)
Name	Adjusted OIBDA for Compensation Purposes (1)	Adjusted advertising revenue (2)	Technology and Operations operating and capital expenditures budget (3)	Adjusted OIBDA for Compensation Purposes
Clifford E. Marks, President of Sales & Marketing	0%	100%	0%	100%
David J. Oddo, SVP, Finance & Interim Co-CFO	100%	0%	0%	100%
Jeffrey T. Cabot, SVP, Controller & Interim Co-CFO	100%	0%	0%	100%
Ralph E. Hardy, EVP & General Counsel	100%	0%	0%	100%
Alfonso P. Rosabal, Jr., EVP, COO & CTO	75%	0%	25%	100%

1)

The performance bonus potential is based on the percentage of Adjusted OIBDA for Compensation Purposes (a non-GAAP measure defined as consolidated net income plus income tax expense, interest and other non-operating expenses, depreciation and amortization, share-based compensation, merger-related administrative costs, CEO transition costs, make-good liability shifted into 2016 and other costs, minus revenue from advertising by NCM LLC’s founding members’ beverage supplier) target achieved as follows.  Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted OIBDA for Compensation Purposes Target Achieved	% of Target Bonus
Less than or equal to 80%	0%
80%	25%
95%	90%
100%	100%

2)

The performance bonus potential is based on the percentage of adjusted advertising revenue (a non-GAAP measure defined as advertising revenue plus adjusting items) target achieved as follows. Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted Advertising Revenue Target Achieved	% of Target Bonus
Less than or equal to 80%	0%
80%	50%
90%	80%
95%	90%
100%	100%

3)

No performance bonus is payable for 25% of Mr. Rosabal’s award if the actual annual operating expenditures and capital expenditures, including any capitalized overhead, on an aggregate basis exceed 100% of budget.

4)

The 2015 Stretch Bonus potential is 50% of the product of (a) the performance bonus paid times (b) the percentage obtained by dividing (i) the percentage that Adjusted OIBDA for Compensation Purposes is in excess of budget (capped at 10% and expressed as a whole number) by (ii) 10.

Results under the 2015 Performance Criteria

Based on the actual operating results of the Company, the Adjusted OIBDA for Compensation Purposes was 109.9% of the performance bonus target, Adjusted Advertising Revenue was 105.3% of the performance bonus target and Technology and Operations operating and capital spending was below budget.

2015 Cash Bonus Payments

Based on the performance against targets and taking into consideration the factors below, on February 22, 2016, the Compensation Committee of the Company approved payment of the following cash bonuses for 2015 under the Executive Performance Bonus Plan:

Performance Results
	Performance Bonus				Stretch Bonus
Name	Target Award as a % of Salary (1)	Actual Achievement as a % of Target	Actual Award as a % of Target	Total Award Amount	Target Award as a % of Salary (1)	Actual Achievement as a % of Target	Actual Award as a % of Target	Total Award Amount	Total Non- Equity Incentive Plan Compensation
Clifford E. Marks	100%	100%	100%	$802,182	50%	99.3%	99.3%	$398,283	$1,200,465
David J. Oddo	50%	100%	100%	$89,897	25%	99.3%	99.3%	$44,634	$134,531
Jeffrey T. Cabot	50%	100%	100%	$100,582	25%	99.3%	99.3%	$49,939	$150,521
Ralph E. Hardy	75%	100%	100%	$223,667	37.5%	99.3%	99.3%	$111,050	$334,717
Alfonso P. Rosabal, Jr.	75%	100%	100%	$255,750	37.5%	99.3%	99.3%	$126,980	$382,730

1)	Percentage of base salary determined at the end of the 2015 fiscal year (December 31, 2015).
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of National CineMedia, Inc. dated February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: February 25, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary